Exhibit 10.7

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of April 12, 2018 (“Agreement”), by and among HighPeak Pure Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”) and Pure Acquisition Corp, a Delaware corporation (the “Company”).

WHEREAS, the Sponsor has agreed to establish an escrow account to deposit certain escrow assets, or cause an affiliate to establish an escrow account to deposit certain escrow assets which shall consist of either cash or a standby letter of credit from a financially capable bank in good standing (or any combination thereof), with the Escrow Agent for the benefit of the holders of warrants (the “Beneficiaries”) issued by the Company in its initial public offering (the “IPO”), in an amount of Eighteen Million Dollars ($18,000,000.00), as such amount may be increased if the underwriters’ overallotment option in the IPO is exercised (collectively, the “Escrow Assets”), which Escrow Assets shall be distributed in accordance with the procedures set forth below;

WHEREAS, this Agreement is being entered into in connection with the Company’s IPO, as described in the Company’s Registration Statement on Form S-1, File No. 333-223845 (“Registration Statement”), and the distribution of the Escrow Assets shall be distributed only in accordance with the terms of this Agreement; and

WHEREAS, the Sponsor desires for the Escrow Agent to accept the Escrow Assets, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Sponsor hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Assets. At least 24 hours prior to the effective time of the Registration Statement, the Sponsor shall deliver or cause an affiliate to deliver to the Escrow Agent the Escrow Assets. If the Escrow Assets include cash, such cash will be held and deposited by Escrow Agent in an interest bearing account at J.P. Morgan Chase Bank N.A., maintained by the Escrow Agent. The Escrow Assets shall only be disbursed (or in the case of any standby letter of credit, drawn upon and disbursed) in accordance with the terms and conditions of this Agreement. At any time, the Sponsor may or cause an affiliate to substitute cash for a standby letter of credit, or a standby letter of credit from a financially capable bank in good standing for cash, or any combination thereof, provided the aggregate amount satisfies the Escrow Assets requirement hereunder. If at any time after the date hereof the underwriters exercise their overallotment option in the IPO in part or in full, on the closing date for the sale of units to the underwriters upon such exercise, the Sponsor shall increase the Escrow Assets held by the Escrow Agent by an aggregate amount equal to an additional $0.50 for each unit exercised by the underwriters pursuant to the overallotment option.

3. Disbursement and Reduction of the Escrow Assets.

3.1 The Escrow Agent shall hold the Escrow Assets during the period (the “Escrow Period”) commencing on the date hereof and ending upon the earlier of (each a “Termination Event”) (i) the Company’s consummation of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”) or (ii) the Company’s failure to consummate a Business Combination within the required time period. The Company shall promptly provide notice of a Termination Event to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall promptly commence the distribution of the Escrow Assets (excluding any interest earned thereon) to the Beneficiaries upon receipt of, and only in accordance with, the terms of a joint letter (the “Direction Letter”) in accordance with Sections 3.2, 3.3 or 3.4, as applicable, hereof. Notwithstanding the foregoing, during the Escrow Period the Escrow Agent may distribute a portion of the Escrow Assets pursuant to Section 3.5 hereof.

3.2 If the Termination Event is the Company’s consummation of a Business Combination, Escrow Agent shall distribute the Escrow Assets to the depositary for the Business Combination Tender Offer (as defined below) upon Escrow Agent’s receipt of a Direction Letter in a form substantially similar to that attached hereto as Exhibit A, stating (a) the Company has consummated the Business Combination and (b) a concurrent tender offer (the “Business Combination Tender Offer”) has also been consummated for all the Company’s then-outstanding public warrants, such that each Beneficiary (excluding the Sponsor and its affiliates) will receive an amount equal to $1.00 per whole Warrant for each Warrant validly tendered and not properly withdrawn pursuant to such tender offer.

3.3 If the Termination Event is the Company’s failure to consummate a Business Combination, Escrow Agent shall distribute the Escrow Assets pro-rata to the Beneficiaries upon Escrow Agent’s receipt of a Direction Letter in a form substantially similar to that attached hereto as Exhibit B, stating the Company did not consummate a Business Combination within the time period set forth in the Company’s Second Amended and Restated Certificate of Incorporation (as may be amended in accordance with its terms) (the “Charter”), and the Sponsor must or cause an affiliate to distribute the Escrow Assets such that each Beneficiary (excluding the Sponsor and its affiliates) receives an amount equal to $1.00 per whole Warrant for each Warrant then held by such Beneficiary. Any remaining Escrow Assets (or interest earned thereon) shall thereafter be distributed to the Sponsor or its affiliate as directed in Exhibit B.

3.4 Upon joint written request from the Company and Sponsor, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Escrow Agent shall distribute to the Sponsor or its affiliate as directed in Exhibit C by wire transfer the income collected on the Escrow Assets.

3.5 Subject to the terms and conditions of this Section 3.5, during the Escrow Period, upon written request from the Company, which may be given from time to time pursuant to an instruction letter in a form substantially similar to that attached hereto as Exhibit D, stating (a) the Company’s stockholders have approved an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares of common stock if the Company has not consummated an initial Business Combination within such time as is described in the Charter, which amendment has become effective, and (b) a concurrent tender offer has also been consummated for all the Company’s then-outstanding public warrants, such that each Beneficiary (excluding the Sponsor and its affiliates) will receive an amount equal to $1.00 per whole Warrant for each Warrant validly tendered and not properly withdrawn pursuant to such tender offer, the Escrow Agent shall, as soon as practicable, distribute from the Escrow Assets to the depositary for such tender offer an amount equal to $1.00 per whole Warrant for each Warrant validly tendered and not properly withdrawn pursuant to such tender offer.

3.6 The Company and the Sponsor shall provide Oppenheimer & Co. Inc. and EarlyBirdCapital, Inc. (collectively, the “Representatives”), the representatives of the several underwriters in the IPO, with a copy of any Direction Letter, instruction letter or other correspondence sent to the Escrow Agent with respect to any proposed distribution or other withdrawal of all or any portion of the Escrow Assets, promptly after the issuance of same.

4. Concerning the Escrow Agent.

4.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

4.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Sponsor from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Assets held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Assets or it may deposit the Escrow Assets with the clerk of any appropriate court or it may retain the Escrow Assets pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Assets are to be disbursed and delivered. The provisions of this Section 4.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 4.5 or 4.6 below.

4.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Sponsor for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Sponsor for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. See Schedule A.

4.4 Further Assurances. From time to time on and after the date hereof, the Sponsor shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself it is protected in acting hereunder.

4.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time as the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Assets held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Assets with any court it reasonably deems appropriate.

4.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 4.5.

4.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud, or its own willful misconduct.

4.8 Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

5. Miscellaneous.

5.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

5.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

5.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

5.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

5.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally, by email transmission, or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

Pure Acquisition Corp.

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

Attn: Chief Financial Officer

Email: stholen@highpeakenergy.com

with a copy to:

Thompson & Knight, LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attn: Amy Curtis, Esq.

If to the Sponsor, to:

HighPeak Pure Acquisition LLC

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

Attn: Chief Financial Officer

Email: stholen@highpeakenergy.com

with a copy to:

Thompson & Knight, LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attn: Amy Curtis, Esq.

Email: amy.curtis@tklaw.com

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street Plaza

New York, New York 10004

Attn: Steven Nelson and Sharmin Carter

Email: scarter@continentalstock.com

A copy of any notice sent hereunder shall be sent to:

Oppenheimer & Co.

85 Broad Street, 23rd Floor

New York, New York 10004

Attn: Richard Mandery

Email: richard.mandery@opco.com

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, New York 10017

Attn: Steven Levine

Email: slevine@ebcap.com

with a copy to:

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, New York 10166

Attn: Alan I. Annex, Esq.

Email: annexa@gtlaw.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

5.6 Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

WITNESS the execution of this Agreement as of the date first above written.

SPONSOR:

HIGHPEAK PURE ACQUISITION, LLC

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: Chief Executive Officer

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:	/s/ Francis E. Wolf, Jr.
Name: Francis E. Wolf, Jr.
Title: Vice President

COMPANY:

PURE ACQUISITION CORP.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up/Acceptance fee	Initial closing of Escrow by wire transfer.	Waived

Escrow administration fee	Payable annually. First year fee payable at initial closing of Offering by wire transfer; thereafter, payable by wire transfer or check. Includes quarterly distributions of interest and tax reporting.	$7,500.00

Paying Agent services as required pursuant to Section 3	Distribution of funds and closing of the account. Billed to Company upon delivery of service pursuant to Section 3	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

1 State Street Plaza

New York, New York 10004

Attn: Steven Nelson and Sharmin Carter

Re:	Escrow Account No. [ ] - Direction Letter

Gentlemen:

Pursuant to Section 3.2 of the Escrow Agreement among HighPeak Pure Acquisition, LLC (“Sponsor”), Continental Stock Transfer & Trust Company (the “Escrow Agent”) and Pure Acquisition Corp., dated as of April 12, 2018 (the “Escrow Agreement”), this is to advise you the Company has consummated a Business Combination with [        ] on [        ] (the “Termination Date”) and a concurrent tender offer has also been consummated for all the Company’s public warrants. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

Pursuant to Section 3.2 of the Escrow Agreement, you are hereby directed to distribute an aggregate of $[        ] of the Escrow Assets to the depositary for the Business Combination Tender Offer. Wire instructions for the depositary are: [WIRE INSTRUCTION INFORMATION]

The balance remaining in the escrow account, if any, should be returned to the Sponsor or its affiliate at: [WIRE INSTRUCTION INFORMATION]

Upon the distribution of all Escrow Assets pursuant to the terms hereof, the Escrow Agreement shall be terminated.

Very truly yours,

HighPeak Pure Acquisition, LLC

By:
Name:

Title:

Pure Acquisition Corp.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

1 State Street Plaza

New York, New York 10004

Attn: Steven Nelson and Sharmin Carter

Re:	Escrow Account No. [ ] - Direction Letter

Gentlemen:

Reference is made to the Escrow Agreement among HighPeak Pure Acquisition, LLC (“Sponsor”), Continental Stock Transfer & Trust Company (the “Escrow Agent”) and Pure Acquisition Corp., dated as of April 12, 2018 (the “Escrow Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement. Pursuant to Section 3.3 of the Escrow Agreement, this is to advise you the Company did not consummate a proposed business combination within the time period set forth in the Charter, and the Sponsor or its affiliate must distribute the Escrow Assets such that each Beneficiary (excluding the Sponsor and its affiliates) receives an amount equal to $1.00 per whole warrant for each whole Warrant then held by such Beneficiary.

In accordance with the terms of the Escrow Agreement, you are hereby directed to distribute the Escrow Assets on [ ] to the warrantholders. [ ] has been selected as the “record” date for the purpose of determining the warantholders entitled to receive $1.00 per whole Warrant held by such warrantholder as of such date. You agree to be the paying agent of record and in your separate capacity as paying agent to distribute said funds directly to the Company’s warrantholders (other than with respect to the Warrants held by the Sponsor and its affiliates) in accordance with the terms of the Escrow Agreement.

Any remaining amounts in the Escrow account following payments to the warrantholders shall be distributed to the Sponsor or its affiliate at: [WIRE INSTRUCTION INFORMATION]

Upon the distribution of all of the funds comprising the Escrow Assets, your obligations under the Escrow Agreement shall be terminated.

Very truly yours,

HighPeak Pure Acquisition, LLC

By:
Name:
Title:

Pure Acquisition Corp.

By:
Name:
Title:

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

1 State Street Plaza

New York, New York 10004

Attn: Steven Nelson and Sharmin Carter

Re:	Escrow Account No. [ ] - Direction Letter

Gentlemen:

Pursuant to Section 3.4 of the Escrow Agreement between HighPeak Pure Acquisition, LLC (“Sponsor”), Continental Stock Transfer & Trust Company (the “Escrow Agent”) and Pure Acquisition Corp., dated as of April 12, 2018 (the “Escrow Agreement”), the Sponsor hereby requests you to deliver to it or its affiliate $_______ of the interest income earned on the Escrow Assets as of the date hereof.

In accordance with the terms of the Escrow Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Sponsor’s or its affiliate’s account at:

[WIRE INSTRUCTION INFORMATION]

HighPeak Pure Acquisition, LLC

By:
Name:
Title:

Pure Acquisition Corp.

By:
Name:

Title:

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

1 State Street Plaza

New York, New York 10004

Attn: Steven Nelson and Sharmin Carter

Re:	Escrow Account No. [ ] - Direction Letter

Gentlemen:

Pursuant to Section 3.5 of the Escrow Agreement among HighPeak Pure Acquisition, LLC (“Sponsor”), Continental Stock Transfer & Trust Company (the “Escrow Agent”) and Pure Acquisition Corp., dated as of April 12, 2018 (the “Escrow Agreement”), this is to advise you the Company’s stockholders have approved an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares of common stock if the Company has not consummated an initial Business Combination within such time as is described in the Charter, which amendment has become effective on [        ] (the “Termination Date”) and a concurrent tender offer has also been consummated for all the Company’s public warrants. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

Pursuant to Section 3.5 of the Escrow Agreement, you are hereby directed to distribute an aggregate of $[        ] of the Escrow Assets to the depositary for such tender offer. Wire instructions for the depositary are: [WIRE INSTRUCTION INFORMATION]

The balance remaining in the escrow account, if any, should continue to be held by you in escrow in accordance with the terms of the Escrow Agreement.

Very truly yours,

HighPeak Pure Acquisition, LLC

By:

Name:
Title:

Pure Acquisition Corp.

By:

Name:
Title: